Securities and Exchange Commission
                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(A)
                    of the Securities Exchange Act of 1934

                         Filed by the Registrant [ ]
                 Filed by a Party other than the Registrant [X]

                         Check the appropriate box:
                     [ ] Preliminary Proxy Statement
                     [ ] Definitive Proxy Statement
                     [X] Definitive Additional Materials
          [ ] Soliciting Material Pursuant to Section 240.14a-11(c)
                             or Section 240.14a-12


                              Circon Corporation
                 (Name of Registrant as Specified in its Charter)


                      United States Surgical Corporation
                    (Name of Person Filing Proxy Statement)

                          ----------------------------

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                       [U.S. Surgical Letterhead]

      FOR IMMEDIATE RELEASE:  October 1, 1997

 INVESTOR CONTACT:        U.S. SURGICAL HOME PAGE      MEDIA CONTACT:
 Marianne Scipione             http://www.ussurg.com   Steve Rose
 Vice President                                        Director
 Corporate Communications                              Media Relations
 (203) 845-1404                                        (203) 845-1732
 marianne.scipione@ussurg.com                          steve.rose@ussurg.com

                   ISS RECOMMENDS VOTE FOR U.S. SURGICAL
                      SLATE AT CIRCON ANNUAL MEETING

           NORWALK, Conn. United States Surgical Corporation (NYSE:USS) announced today that Institutional Shareholder Services (ISS), one of the nation's leading shareholder advisory organizations specializing in proxy analysis, has recommended that shareholders of Circon Corporation (NASDAQ:CCON) vote on the BLUE proxy card FOR USS' two nominees to the Circon Board and FOR USS' proposal to seek the prompt sale of Circon . The Circon Annual Meeting will be held Monday, October 6, 1997, at 9:00 a.m. in Santa Barbara, California.

           "We are very pleased with the ISS report," said Leon C.
      Hirsch, Chairman and Chief Executive Officer of USS.   "ISS
      supports USS' attempt to stop the Circon Board's 'defiance of the wishes of shareholders,' stating 'The shareholders have spoken, but Circon is not listening.'"

                United States Surgical Corporation is a diversified surgical products company specializing in minimally invasive technologies that improve patient care and lower health costs.